UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	26-2056298
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8023 E. 63rd Place, Suite 101 Tulsa, Oklahoma	74133
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Amendment No. 2 to Form 8-A is being filed by ClearSign Technologies Corporation (the “Company”) for the sole purpose of updating the hyperlink for Exhibits 2.1, 3.1 and 3.2 furnished with the Company’s Form 8-A/A filed with the Securities and Exchange Commission on August 11, 2023 (the “Amended Form 8-A”) to link the correct filings. The incorrect hyperlink for Exhibits 2.1, 3.1 and 3.2 were the result of an inadvertent administrative error. No other changes have been made to the Amended Form 8-A.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The information set forth under “Item 1. Description of Registrant’s Securities to be Registered” of the Amended Form 8-A is hereby incorporated by reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A/A are incorporated by reference from the documents specified, which have been filed with the SEC.

Exhibit No.	Description
2.1	Plan of Conversion, dated June 14, 2023 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2023).
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2023).
3.2	Bylaws (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2023).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 14, 2023	CLEARSIGN TECHNOLOGIES CORPORATION

	By:	/s/ Colin James Deller
Colin James Deller
Chief Executive Officer